Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited second quarter 2020 financial results

MANSFIELD, PENNSYLVANIA— July 27, 2020 – Citizens Financial Services, Inc. (OTC Pink: CZFS), parent company of First Citizens Community Bank, released today its unaudited consolidated financial results for the three and six months ended June 30, 2020.

Highlights

•
The acquisition of MidCoast Community Bancorp, Inc. was completed in the second quarter of 2020. The acquisition included loans with a fair value of $223.3 million and deposits with a fair value of $208.8 million. Based on the closing price on April 17th, the deal valuation was approximately $26.9 million.  Merger and acquisitions costs for 2020 total $2.2 million through June 30, 2020.

•
Net income for the first six months of 2020 was $9.9 million, which is 6.7% higher than 2019’s net income through June 30, 2019. The effective tax rate for the first six months of 2020 was 16.5% compared to 15.9% in the comparable period in 2019.

•
Net income was $5.3 million for the three months ended June 30, 2020, which is 10.2% higher than the net income for 2019’s comparable period. The effective tax rate for the three months ended June 30, 2020 was 16.5% compared to 16.1% in the comparable period in 2019.

•	Net interest income before the provision for loan losses was $29.2 million for the six months ended June 30, 2020, an increase of $4.9 million, or 20.3%, over the same period a year ago.

•
Return on average equity for the three and six months (annualized) ended June 30, 2020 was 12.28% and 11.90% compared to 13.09% and 12.61% for the three and six months (annualized) ended June 30, 2019.

•
Return on average tangible equity for the three and six months (annualized) ended June 30, 2020 was 14.98% and 14.31% compared to 15.72% and 15.17% for the three and six months (annualized) ended June 30, 2019. (1)

•	Return on average assets for the three and six months (annualized) ended June 30, 2020 was 1.25% and 1.24% compared to 1.34% and 1.28% for the three and six months (annualized) ended June 30, 2019.

Covid 19 pandemic response and loan profile

•
The Company participated in the Paycheck Protection Program (PPP) for loans provided under the auspices of the Small Business Administration (SBA). As of June 30, 2020, the Company had outstanding $53.7 million and 570 loans that were issued through the program. The loans earn interest at 1% and will generate fee income of approximately $2.1 million over the life of the loans. A portion of these loans will be forgiven by the SBA depending on the customers usage of the proceeds.

•	Additionally, as support for our communities, we created a payment relief program, which includes the following:
o	Waiver of late fees for March, April and May
o	Interest only payment options for consumers and businesses
o	Deferral of principal payments for consumers and businesses in certain industries
o	Waiver of CD early withdrawal penalties through May 1.

•
Under this program, we have provided relief to customers with outstanding balances of $196.2 million on 509 loans , which includes residential and commercial customers. As of June 30, 2020, 134 loans with a balance totaling $55.4 million continue in this program. Customers with balances totaling $23.6 million required a second round of relief, which is included in the $55.4 million as of June 30, 2020.

•
The Company tracks industry concentrations to identify risks that could lead to additional credit exposure. As a result of the Covid 19 pandemic, the Company has determined that Hotels/Motels and restaurants represent a higher level of credit risk. At June 30, 2020, the Company has limited loan concentrations to these industries as follows:

o	Hotels/Motels - $34.8 million or 2.6% of outstanding loans
o	Restaurants - $25.5 million or 1.9% of outstanding loans

•
Our agricultural relationships are also being strained by the pandemic as dairy farmers were forced to dump milk, and milk futures have been extremely volatile. Other producers experienced difficulties in getting livestock to market and reduced proceeds from sales as well as difficulty in obtaining supplies. Agricultural lending comprises 26.4% of outstanding balances as of June 30, 2020.

Six Months Ended June 30, 2020 Compared to 2019

•
For the six months ended June 30, 2020, net income totaled $9,869,000 which compares to net income of $9,251,000 for the first six months of 2019, an increase of $618,000 or 6.7%.  Basic earnings per share of $2.67 for the first six months of 2020 compares to $2.60 for the first six months last year.  Annualized return on equity for the six months ended June 30, 2020 and 2019 was 11.90% and 12.61%, while annualized return on assets was 1.24% and 1.28%, respectively. If merger and acquisition costs are excluded, the annualized return on average equity and average assets would be 14.03% and 1.47%, respectively.

•
Net interest income before the provision for loan loss for the six months ended June 30, 2020 totaled $29,176,000 compared to $24,251,000 for the six months ended June 30, 2019, resulting in an increase of $4,925,000, or 20.3%.  Average interest earning assets increased $123.6 million for the six months ended June 30, 2020 compared to the same period last year, primarily due to the MidCoast acquisition. Average loans increased $113.7 million while average investment securities increased $1.1 million. The yield on interest earning assets increased 1 basis point to 4.59%, while the cost of interest-bearing liabilities decreased 40 basis points to 0.74%. The yield on interest earning assets benefitted approximately $600,000 from pay-off of a purchase credit impaired loan acquired as part of The First National Bank of Fredericksburg acquisition in 2015.  The decrease in the cost of interest-bearing liabilities was due to the Federal Reserve moves in response to the COVID-19 pandemic. The tax effected net interest margin for the six months ended June 30, 2020 was 4.01% compared to 3.66% for the same period last year.

•
The provision for loan losses for the six months ended June 30, 2020 was $950,000 compared to $750,000 for the six months ended June 30, 2019, an increase of $200,000.  The provision was higher in 2020 than 2019 primarily due to the economic environment as a result of the COVID-19 pandemic and the higher levels of unemployment, which offsets the fact that loans, excluding the acquisition and PPP loans guaranteed by the SBA, decreased during the first half of 2020.

•
Total non-interest income was $3,920,000 for the six months ended June 30, 2020, which is $140,000 less than the non-interest income of $4,060,000 for the same period last year. The primary drivers were a decrease of $243,000 in the value of equity securities during the first half of 2020, compared to an increase of $41,000 in the first half of 2019 and a decrease in service charges of $278,000 as a result of our COVID-19 response and reduced customer spending as a result of mandatory stay at home orders. Gains on loans sold increased $264,000 as a result of an increase in the number of loans sold in 2020 compared to 2019 as a result of the low interest environment. Gains of the sale of available for sale securities totaled $117,000 in 2020. There were no sales of available for sale securities in 2019.

•
Total non-interest expenses for the six months ended June 30, 2020 totaled $20,334,000 compared to $16,559,000 for the same period last year, which is an increase of $3,775,000, or 22.8%. The primary driver of the increase is the merger and acquisition costs of completing the MidCoast acquisition that total $2,166,000 and the additional salary costs associated with the acquisition.

•	The provision for income taxes increased $192,000 when comparing the six months ended June 30, 2020 to the same period in 2019 as a result of an increase in income before income tax of $810,000.

Three Months Ended June 30, 2020 Compared to June 30, 2019

•
For the three months ended June 30, 2020, net income totaled $5,338,000 which compares to net income of $4,846,000 for the comparable period of 2019, an increase of $492,000 or 10.2%.  Basic earnings per share of $1.39 for the three months ended June 30, 2020 compares to $1.36 for the 2019 comparable period. Annualized return on equity for the three months ended June 30, 2020 and 2019 was 12.28% and 13.09%, while annualized return on assets was 1.25% and 1.34%, respectively. If merger and acquisition costs are excluded, the annualized return on average equity and average assets would be 15.56% and 1.58%, respectively.

•
Net interest income before the provision for loan loss for the three months ended June 30, 2020 totaled $16,286,000 compared to $12,336,000 for the three months ended June 30, 2019, resulting in an increase of $3,950,000, or 32.0%. Average interest earning assets increased $251.2 million for the three months ended June 30, 2020 compared to the same period last year as a result of the acquisition.  Average loans increased $206.1 million while average investment securities increased $27.4 million. The tax effected net interest margin for the three months ended March 31, 2020 was 4.15% compared to 3.74% for the same period last year, which was impacted by the decrease in the average cost on interest bearing liabilities of 55 basis points, to 0.60%. The tax effected net interest margin benefitted approximately $600,000 from pay-off of a purchase credit impaired loan acquired as part of The First National Bank of Fredericksburg acquisition in 2015.

•
The provision for loan losses for the three months ended June 30, 2020 was $550,000, a $200,000 increase to the comparable period in 2019. Organic growth, excluding the PPP program was negative in the second quarter of 2020 compared to positive loan growth in the 2019 comparable period, however, the provision for 2020 was based on the impact the pandemic is having on local and national economies.

•
Total non-interest income was $2,069,000 for the three months ended June 30, 2020, which is $42,000 more than for the comparable period last year.  The primary drivers were the gains on the sale of available securities of $117,000 and the increase in gains of loans sold of $196,000. As a result of the pandemic, service charges decreased $260,000 for the three months ended June 30, 2020 when compared to the 2019 period.

•
Total non-interest expenses for the three months ended June 30, 2020 totaled $11,413,000 compared to $8,237,000 for the same period last year, which is an increase of $3,176,000, or 38.6%. Merger and acquisition costs totaled $1,790,000 and salaries and benefits increased $891,000 primarily due to additional personnel associated with the acquisition, merit increases and increased health care costs.

•	The provision for income taxes increased $124,000 when comparing the three months ended June 30, 2020 to the same period in 2019 as a result of an increase in income before income tax of $616,000.

Balance Sheet and Other Information:

•	At June 30, 2020, total assets were $1.80 billion, compared to $1.47 billion at December 31, 2019 and $1.45 billion at June 30, 2019.

•
Available for sale securities of $272.4 million at June 30, 2020 increased $31.1 million from December 31, 2019 and $35.6 million from June 30, 2019. The yield on the investment portfolio increased from 2.73% to 2.78% on a tax equivalent basis.

•
Net loans as of June 30, 2020 totaled $1.35 billion and increased $247.1 million from December 31, 2019 as a result of the acquisition and PPP program. Excluding the acquisition and the PPP program, loans would have decreased $28.9 million during 2020. The decrease in organic loans was driven by early pay-offs and limited opportunities in the first half of 2020.

•
The allowance for loan losses totaled $14,827,000 at June 30, 2020 which is an increase of $982,000 from December 31, 2019.  The increase is due to recording a provision for loan losses of $950,000 and recoveries of $51,000, offset by charge-offs of $19,000. The allowance as a percent of total loans was 1.09% as of June 30, 2020 and 1.24% as of December 31, 2019. Loans acquired in an acquisition are marked to fair value and excluded from the allowance, unless there has been a downgrade in the loan since acquisition.

•
Deposits increased $302.2 million from December 31, 2019, to $1.51 billion at June 30, 2020, primarily due to the acquisition, which increased deposits $208.8 million and customers holding more cash due to the pandemic. Brokered CD’s increased $8.8 million.  Non-interest-bearing deposits increased $74.8 million due to the acquisition and PPP program.

•
Stockholders’ equity totaled $183.1 million at June 30, 2020, compared to $154.8 million at December 31, 2019, an increase of $28.3 million. The increase was attributable to issuing 373,356 shares with a value of $19.2 million as part of the acquisition and net income for the six months ended June 30, 2020 totaling $9.9 million, offset by net cash dividends for the first half of 2020 totaling $3.2 million and net treasury stock activity of $600,000.  As a result of changes in interest rates impacting the fair value of investment securities, the unrealized gain on available for sale investment securities, net of tax, improved $3.7 million from December 31, 2019.

Dividend Declared

On June 2, 2020, the Board of Directors declared a cash dividend of $0.455 per share, which was paid on June 26, 2020 to shareholders of record at the close of business on June 12, 2020. The quarterly cash dividend is an increase of 3.3% over the regular cash dividend of $0.436 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2020. The Board also declared a 1% stock dividend, payable on June 26, 2020 to shareholders of record at the close of business on June 12, 2020.

Citizens Financial Services, Inc. has nearly 1,900 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1)	See reconciliation of non-gaap measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The		For The
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Income and Performance Ratios
Net Income	$5,338	$4,846	$9,869	$9,251
Return on average assets (annualized)	1.25%	1.34%	1.24%	1.28%
Return on average equity (annualized)	12.28%	13.09%	11.90%	12.61%
Return on average tangible equity (annualized) (a)	14.98%	15.72%	14.31%	15.17%
Net interest margin (tax equivalent)(a)	4.15%	3.74%	4.01%	3.66%
Earnings per share - basic (b)	$1.39	$1.36	$2.67	$2.60
Earnings per share - diluted (b)	$1.39	$1.36	$2.67	$2.60
Cash dividends paid per share (b)	$0.451	$0.436	$1.000	$0.872
Number of shares used in computation - basic (b)	3,845,175	3,561,453	3,699,200	3,564,106
Number of shares used in computation - diluted (b)	3,846,204	3,562,835	3,699,714	3,564,801

Asset quality
Allowance for loan and lease losses	$14,827	$13,304
Non-performing assets	$14,200	$16,562
Allowance for loan and lease losses/total loans	1.09%	1.21%
Non-performing assets to total loans	1.04%	1.51%
Annualized net (recoveries) charge-offs to total loans	(0.01%)	0.05%	(0.01%)	0.06%

Equity
Book value per share (b)	$46.35	$41.63
Tangible Book value per share (a) (b)	$37.54	$34.68
Market Value (Last reported trade of month)	$49.75	$60.50
Common shares outstanding	3,925,745	3,525,320

Other
Average Full Time Equivalent Employees	283.3	261.8
Loan to Deposit Ratio	90.11%	92.90%
Trust assets under management	$129,507	$136,455
Brokerage assets under management	$212,636	$203,560

Balance Sheet Highlights	June 30,	December 31,	June 30,
	2020	2019	2019

Assets	$1,800,116	$1,466,339	$1,447,170
Investment securities	273,063	241,407	237,297
Loans (net of unearned income)	1,363,633	1,115,569	1,099,622
Allowance for loan losses	14,827	13,845	13,304
Deposits	1,513,284	1,211,118	1,183,658
Stockholders' Equity	183,095	154,774	148,021

(a) See reconcilation of Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30,	December 31,	June 30,
(in thousands except share data)	2020	2019	2019
ASSETS:
Cash and due from banks:
Noninterest-bearing	$19,543	$17,727	$15,552
Interest-bearing	19,487	793	917
Total cash and cash equivalents	39,030	18,520	16,469

Interest bearing time deposits with other banks	14,256	14,256	15,498

Equity securities	703	701	557

Available-for-sale securities	272,360	240,706	236,740

Loans held for sale	17,468	815	778

Loans (net of allowance for loan losses: $14,827 at June 30, 2020;
$13,845 at December 31, 2019 and $13,304 at June 30, 2019)	1,348,806	1,101,724	1,086,318

Premises and equipment	17,832	15,933	16,024
Accrued interest receivable	5,950	4,555	4,612
Goodwill	31,376	23,296	23,296
Bank owned life insurance	32,228	28,128	27,810
Other intangibles	1,421	1,346	1,460
Other assets	18,686	16,359	17,608

TOTAL ASSETS	$1,800,116	$1,466,339	$1,447,170

LIABILITIES:
Deposits:
Noninterest-bearing	$278,612	$203,793	$183,903
Interest-bearing	1,234,672	1,007,325	999,755
Total deposits	1,513,284	1,211,118	1,183,658
Borrowed funds	85,135	85,117	100,984
Accrued interest payable	888	1,088	1,048
Other liabilities	17,714	14,242	13,459
TOTAL LIABILITIES	1,617,021	1,311,565	1,299,149
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2020 or 2019	-	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at June 30, 2020, December 31, 2019 and
June 30, 2019: issued 3,976,986 at June 30, 2020 and 3,938,668 at December 31, 2019 and
June 30, 2019	4,350	3,939	3,939
Additional paid-in capital	75,863	55,089	55,096
Retained earnings	115,000	110,800	103,733
Accumulated other comprehensive income (loss)	2,907	(629)	(337)
Treasury stock, at cost: 424,597 at June 30, 2020 and 413,607 shares
at December 31, 2019 and 413,353 shares at June 30, 2019	(15,025)	(14,425)	(14,410)
TOTAL STOCKHOLDERS' EQUITY	183,095	154,774	148,021
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,800,116	$1,466,339	$1,447,170

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2020	2019	2020	2019
INTEREST INCOME:
Interest and fees on loans	$16,407	$13,776	$30,045	$27,090
Interest-bearing deposits with banks	97	104	192	208
Investment securities:
Taxable	1,126	1,128	2,233	2,236
Nontaxable	463	374	852	731
Dividends	67	120	177	254
TOTAL INTEREST INCOME	18,160	15,502	33,499	30,519
INTEREST EXPENSE:
Deposits	1,657	2,398	3,644	4,712
Borrowed funds	217	768	679	1,556
TOTAL INTEREST EXPENSE	1,874	3,166	4,323	6,268
NET INTEREST INCOME	16,286	12,336	29,176	24,251
Provision for loan losses	550	350	950	750
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	15,736	11,986	28,226	23,501
NON-INTEREST INCOME:
Service charges	914	1,174	1,995	2,273
Trust	145	209	343	441
Brokerage and insurance	249	261	589	554
Gains on loans sold	260	64	427	163
Equity security gains (losses), net	11	30	(243)	41
Available for sale security gains (losses), net	117	-	117	-
Earnings on bank owned life insurance	178	154	334	305
Other	195	135	358	283
TOTAL NON-INTEREST INCOME	2,069	2,027	3,920	4,060
NON-INTEREST EXPENSES:
Salaries and employee benefits	5,895	5,004	11,309	10,033
Occupancy	651	517	1,177	1,109
Furniture and equipment	189	181	320	336
Professional fees	438	316	763	758
FDIC insurance expense	135	105	206	216
Pennsylvania shares tax	259	275	534	550
Amortization of intangibles	55	66	105	132
Merger and acquisition	1,803	-	2,179	-
Software expenses	246	208	493	455
ORE expenses	159	109	191	216
Other	1,583	1,456	3,057	2,754
TOTAL NON-INTEREST EXPENSES	11,413	8,237	20,334	16,559
Income before provision for income taxes	6,392	5,776	11,812	11,002
Provision for income taxes	1,054	930	1,943	1,751
NET INCOME	$5,338	$4,846	$9,869	$9,251

PER COMMON SHARE DATA:
Net Income - Basic	$1.39	$1.36	$2.67	$2.60
Net Income - Diluted	$1.39	$1.36	$2.67	$2.60
Cash Dividends Paid	$0.451	$0.436	$1.000	$0.872

Number of shares used in computation - basic	3,845,175	3,561,453	3,699,200	3,564,106
Number of shares used in computation - diluted	3,846,204	3,562,835	3,699,714	3,564,801

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except share data)		Three Months Ended,
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2020	2020	2019	2019	2019
Interest income	$18,160	$15,339	$15,587	$15,874	$15,502
Interest expense	1,874	2,449	2,797	2,975	3,166
Net interest income	16,286	12,890	12,790	12,899	12,336
Provision for loan losses	550	400	525	400	350
Net interest income after provision for loan losses	15,736	12,490	12,265	12,499	11,986
Non-interest income	1,941	2,105	2,083	2,140	1,997
Investment securities gains (losses), net	128	(254)	66	37	30
Non-interest expenses	11,413	8,921	8,368	8,414	8,237
Income before provision for income taxes	6,392	5,420	6,046	6,262	5,776
Provision for income taxes	1,054	889	1,003	1,066	930
Net income	$5,338	$4,531	$5,043	$5,196	$4,846
Earnings Per Share Basic	$1.39	$1.27	$1.42	$1.46	$1.36
Earnings Per Share Diluted	$1.39	$1.27	$1.42	$1.46	$1.36

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended June 30,
	2020			2019
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$		$ %	$		$ %
ASSETS
Interest-bearing deposits at banks	28,182	5	0.07	9,316	6	0.26
Interest bearing time deposits at banks	14,385	92	2.57	15,498	98	2.54
Investment securities	260,281	1,780	2.74	232,907	1,722	2.96
Loans: (2)(3)(4)
Residential mortgage loans	213,780	2,800	5.27	214,557	2,867	5.36
Construction loans	30,296	373	4.95	20,308	262	5.17
Commercial Loans	599,800	8,276	5.55	419,175	5,805	5.55
Agricultural Loans	356,166	4,012	4.53	335,266	3,875	4.64
Loans to state & political subdivisions	90,491	898	3.99	98,979	972	3.94
Other loans	13,572	223	6.91	9,705	184	7.60
Loans, net of discount (2)(3)(4)	1,304,105	16,582	5.11	1,097,990	13,965	5.10
Total interest-earning assets	1,606,953	18,459	4.62	1,355,711	15,791	4.67
Cash and due from banks	9,319			6,052
Bank premises and equipment	17,584			16,133
Other assets	79,001			73,702
Total non-interest earning assets	105,904			95,887
Total assets	1,712,857			1,451,598
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	383,985	257	0.27	329,539	589	0.72
Savings accounts	240,116	107	0.18	217,537	206	0.38
Money market accounts	197,742	202	0.41	161,611	509	1.26
Certificates of deposit	354,759	1,091	1.24	288,788	1,094	1.52
Total interest-bearing deposits	1,176,602	1,657	0.57	997,475	2,398	0.96
Other borrowed funds	84,092	217	1.04	110,598	768	2.79
Total interest-bearing liabilities	1,260,694	1,874	0.60	1,108,073	3,166	1.15
Demand deposits	261,839			181,277
Other liabilities	16,471			14,127
Total non-interest-bearing liabilities	278,310			195,404
Stockholders' equity	173,853			148,121
Total liabilities & stockholders' equity	1,712,857			1,451,598
Net interest income		16,585			12,625
Net interest spread (5)			4.02%			3.52%
Net interest income as a percentage
of average interest-earning assets			4.15%			3.74%
Ratio of interest-earning assets
to interest-bearing liabilities			127%			122%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2020 and 2019. See reconciliation of non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Six Months Ended June 30,
	2020			2019
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$		$ %	$		$ %
ASSETS
Interest-bearing deposits at banks	19,013	9	0.10	9,165	13	0.29
Interest bearing time deposits at banks	14,329	183	2.57	15,498	195	2.54
Investment securities	251,365	3,489	2.78	250,219	3,416	2.73
Loans: (2)(3)(4)
Residential mortgage loans	214,809	5,643	5.28	215,110	5,692	5.34
Construction loans	24,011	596	4.99	24,351	620	5.13
Commercial Loans	507,490	13,809	5.47	410,532	11,201	5.50
Agricultural Loans	358,173	8,124	4.56	334,895	7,639	4.60
Loans to state & political subdivisions	92,306	1,837	4.00	99,945	1,951	3.94
Other loans	11,517	395	6.90	9,737	368	7.62
Loans, net of discount (2)(3)(4)	1,208,306	30,404	5.06	1,094,570	27,471	5.06
Total interest-earning assets	1,493,013	34,085	4.59	1,369,452	31,095	4.58
Cash and due from banks	7,791			6,395
Bank premises and equipment	16,823			16,198
Other assets	67,847			56,135
Total non-interest earning assets	92,461			78,728
Total assets	1,585,474			1,448,180
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	358,026	694	0.39	328,951	1,167	0.72
Savings accounts	233,050	291	0.25	214,361	390	0.37
Money market accounts	186,018	595	0.64	161,518	1,014	1.27
Certificates of deposit	308,019	2,064	1.35	291,074	2,141	1.48
Total interest-bearing deposits	1,085,113	3,644	0.68	995,904	4,712	0.95
Other borrowed funds	88,971	679	1.53	112,204	1,556	2.79
Total interest-bearing liabilities	1,174,084	4,323	0.74	1,108,108	6,268	1.14
Demand deposits	229,221			179,144
Other liabilities	16,277			14,164
Total non-interest-bearing liabilities	245,498			193,308
Stockholders' equity	165,892			146,764
Total liabilities & stockholders' equity	1,585,474			1,448,180
Net interest income		29,762			24,827
Net interest spread (5)			3.85%			3.44%
Net interest income as a percentage
of average interest-earning assets			4.01%			3.66%
Ratio of interest-earning assets
to interest-bearing liabilities			127%			124%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2019 and 2018. See reconciliation of non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Real estate:
Residential	$210,789	$216,179	$217,088	$215,717	$213,014
Commercial	513,598	338,490	342,023	349,269	347,430
Agricultural	313,136	300,606	311,464	305,948	294,332
Construction	31,744	17,926	15,519	11,448	20,950
Consumer	30,973	9,533	9,947	9,709	9,854
Other commercial loans	132,503	71,038	69,970	76,785	76,179
Other agricultural loans	44,912	46,170	55,112	50,334	41,689
State & political subdivision loans	85,978	93,778	94,446	95,824	96,174
Total loans	1,363,633	1,093,720	1,115,569	1,115,034	1,099,622
Less: allowance for loan losses	14,827	14,247	13,845	13,679	13,304
Net loans	$1,348,806	$1,079,473	$1,101,724	$1,101,355	$1,086,318

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$4,986	$3,159	$2,711	$2,672	$2,599

Non-accrual loans	$10,693	$11,302	$11,536	$13,223	$12,534
Loans past due 90 days or more and accruing	654	164	487	103	175
Non-performing loans	$11,347	$11,466	$12,023	$13,326	$12,709
OREO	2,853	3,056	3,404	3,497	3,853
Total Non-performing assets	$14,200	$14,522	$15,427	$16,823	$16,562

	3 Months	3 Months	3 Months	3 Months	3 Months
	Ended	Ended	Ended	Ended	Ended
Analysis of the Allowance for loan Losses	June 30,	March 31,	December 31,	September 30,	June 30,
(In Thousands)	2020	2020	2019	2019	2019
Balance, beginning of period	$14,247	$13,845	$13,679	$13,304	$13,084
Charge-offs	(10)	(9)	(370)	(34)	(139)
Recoveries	40	11	11	9	9
Net (charge-offs) recoveries	30	2	(359)	(25)	(130)
Provision for loan losses	550	400	525	400	350
Balance, end of period	$14,827	$14,247	$13,845	$13,679	$13,304

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	June 30
	2020	2019
Tangible Equity
Stockholders Equity - GAAP	$183,095	$148,021
Accumulated other comprehensive (gain) loss	(2,907)	337
Intangible Assets	(32,797)	(24,756)
Tangible Equity - Non-GAAP	147,391	123,602
Shares outstanding adjusted for June 2019 stock Dividend	3,925,745	3,563,638
Tangible Book value per share (a)	$37.54	$34.68

	As of
	June 30
	2020	2019
Tangible Equity per share
Stockholders Equity per share - GAAP	$46.64	$41.54
Adjustments for accumulated other comprehensive loss	(0.74)	0.09
Book value per share	45.90	41.63
Adjustments for intangible assets	(8.36)	(6.95)
Tangible Book value per share - Non-GAAP	$37.54	$34.68

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2020	2019	2020	2019
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$176,397	$145,637	$167,151	$143,619
Average Accumulated Other Comprehensive Loss	2,544	(2,484)	1,259	(3,146)
Average Intangible Assets	31,265	24,796	27,934	24,834
Average Tangible Equity - Non-GAAP	142,588	123,325	137,958	121,931
Net Income	$5,338	$4,846	$9,869	$9,251
Annualized Return on Average Tangible Equity	14.98%	15.72%	14.31%	15.17%

	For the Three Months Ended June 30, 2020	For the Six Months Ended June 30, 2020
Return on Average Assets and Equity Excluding Merger and Acquisition Costs
Net Income	$5,338	$9,869
After Tax merger and acquisition costs	1,427	1,766
Net Income excluding merger and acquisition costs	$6,765	$11,635
Average Assets	1,712,857	1,585,474
Annualized Return on Average stockholders equity, excluding Merger and Acquisition costs	1.58%	1.47%

Average Stockholders Equity - GAAP	$173,853	$165,892
Annualized Return on Average stockholders equity, excluding Merger and Acquisition costs	15.56%	14.03%

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
Reconciliation of net interest income on fully taxable equivalent basis	2020	2019	2020	2019
Total interest income	$18,160	$15,502	$33,499	$30,519
Total interest expense	1,874	3,166	4,323	6,268
Net interest income	16,286	12,336	29,176	24,251
Tax equivalent adjustment	299	289	586	576
Net interest income (fully taxable equivalent)	$16,585	$12,625	$29,762	$24,827